EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:	Paul Caminiti/Carrie Bloom/Jonathan Doorley Sard Verbinnen & Co 212/687-8080

Castle Brands Announces Fiscal 2011 Third Quarter Results

Third Quarter Case Sales Increase 16%

NEW YORK, NY, February 14, 2011 — Castle Brands Inc. (NYSE Amex: ROX), an emerging developer and international marketer of premium branded spirits and fine wine, today reported financial results for the three and nine months ended December 31, 2010.

In the fiscal 2011 third quarter, the Company had net sales of $8.7 million, a 16% increase from net sales of $7.5 million in the comparable prior year period. Loss from operations was $1.2 million in the fiscal 2011 third quarter, unchanged from the comparable prior year period. The Company had a net loss attributable to common shareholders of $1.5 million, or $(0.01) per basic and diluted share, in the fiscal 2011 third quarter, compared to a net loss attributable to common stockholders of $237,000, or $(0.00) per basic and diluted share, in the comparable fiscal 2010 period. Results for the fiscal 2011 third quarter included a $119,000 foreign exchange loss as compared to a $628,000 foreign exchange gain and a $406,000 gain from the sale of the Sam Houston bourbon brand in the prior year period.

U.S. case sales were 65,644 nine liter cases in the fiscal 2011 third quarter, a 25% increase from 52,335 cases in the prior year period. International case sales decreased 6% to 19,856 cases in the fiscal 2011 third quarter as compared to 21,045 cases in the prior year period. Total case sales for the fiscal 2011 third quarter grew 16% to 85,500 cases from 73,400 cases in the prior year period. Third quarter 2011 case sales included sales of Travis Hasse’s Pie Liqueurs, launched in September 2010, A. de Fussigny cognacs, launched in August 2010, and cc: brand wines, launched in September 2010.

Net sales for the nine months ended December 31, 2010 grew 5% to $23.0 million from net sales of $22.1 million in the comparable prior year period. Loss from operations was $4.3 million in the nine months ended December 31, 2010, unchanged from the comparable prior year period. The Company had a net loss attributable to common shareholders of $4.8 million, or $(0.05) per basic and diluted share, in the nine months ended December 31, 2010, compared to a net loss attributable to common stockholders of $1.3 million, or $(0.01) per basic and diluted share, in the comparable fiscal 2010 period. Results for nine months ended December 31, 2009 included a $270,000 gain on the exchange of an outstanding 3% note payable for common stock, a $406,000 gain from the sale of the Sam Houston bourbon brand and a foreign exchange gain of $2.2 million as compared to a foreign exchange loss of $173,000 in the nine months ended December 31, 2010.

U.S. case sales for nine months ended December 31, 2010 grew 6% to 177,311 nine liter cases from 167,583 cases in the prior year period. International case sales decreased 15% to 45,452 cases in nine months ended December 31, 2010 as compared to 53,780 cases in the prior year period. Total case sales for nine months ended December 31, 2010 increased 1% to 222,763 cases as compared to 221,363 cases in the prior year period.

John Glover, Chief Operating Officer, said, “Our case sales continued to grow during the quarter as we focused on our stronger growth markets and better performing brands.  In addition, our recently-launched Travis Hasse’s Apple Pie and Cherry Pie Liqueurs have exceeded expectations. We continue to focus on reducing expenses throughout our operations.”

About Castle Brands Inc.

Castle Brands is a developer and international marketer of premium and super premium beverage alcohol brands including: Gosling’s Rum®, Jefferson’sTM, Jefferson’s Presidential SelectTM and Jefferson’s Reserve® Bourbon, Boru® Vodka, Pallini® LimoncelloTM, RaspicelloTM and PeachcelloTM, Knappogue Castle Whiskey®, Clontarf® Irish Whiskey, Betts & SchollTM wines, cc: wines, Celtic Crossing® Liqueur, Brady’s® Irish Cream, A. De Fussigny® cognacs, Travis Hasse’s Original® Liqueurs and TierrasTM tequila. Additional information concerning the company is available on the company’s website, www.castlebrandsinc.com.

Forward Looking Statements

This press release includes statements of our expectations, intentions, plans and beliefs that constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, related to the discussion of our business strategies and our expectations concerning future operations, margins, profitability, liquidity and capital resources and to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. You can identify these and other forward-looking statements by the use of such words as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “thinks,” “estimates,” “seeks,” “expects,” “predicts,” “could,” “projects,” “potential” and other similar terms and phrases, including references to assumptions. These forward looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties, risks and factors relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward looking statements. These risks include our history of losses and expectation of further losses, our ability to expand our operations in both new and existing markets, our ability to develop or acquire new brands, our relationships with distributors, the success of our marketing activities, the effect of competition in our industry and economic and political conditions generally, including the current recessionary economic environment and concurrent market instability. More information about these and other factors are described under the caption “Risk Factors” in Castle Brands’ Annual Report on Form 10-K, as amended, for the year ended March 31, 2010, filed with the Securities and Exchange Commission.

When considering these forward looking statements, you should keep in mind the cautionary statements in this press release and the documents incorporated by reference. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. We assume no obligation to update any forward looking statements after the date of this press release as a result of new information, future events or developments, except as required by the federal securities laws.

CASTLE BRANDS INC. AND SUBSIDIARIES
Condensed Unaudited Consolidated Statements of Operations

	Three months ended		Nine months ended
	December 31,		December 31,
	2010	2009	2010	2009
Sales, net*	$8,719,754	$7,490,526	$23,048,823	$22,052,321
Cost of sales*	5,994,034	5,009,483	15,073,438	14,809,907
Reversal of provision for obsolete inventory	—	(84,660)	(24,598)	(589,930)

Gross profit	2,725,720	2,565,703	7,999,974	7,832,344

Selling expense	2,645,359	2,265,354	7,963,367	7,363,067
General and administrative expense	1,067,801	1,308,248	3,655,837	4,057,956
Depreciation and amortization	229,569	240,774	695,045	687,506

Loss from operations	(1,217,009)	(1,248,673)	(4,314,275)	(4,276,185)

Other income	—	—	957	145
Other expense	—	(26,376)	(300)	(48,057)
Income from equity investment in non- consolidated affiliate	17,214	—	17,214	—
Foreign exchange (loss) gain	(118,578)	628,436	(172,824)	2,212,933
Interest (expense) income, net	(147,606)	1,408	(244,846)	28,265
Gain on sale of intangible asset	—	405,900	—	405,900
Gain on exchange of note payable	—	—	—	270,275
Income tax benefit	37,038	37,038	111,114	111,114

Net loss	(1,428,941)	(202,267)	(4,602,960)	(1,295,610)
Net (income) attributable to noncontrolling interests	(55,155)	(34,963)	(241,131)	27,926

Net loss attributable to common shareholders	$(1,484,096)	$(237,230)	$(4,844,091)	$(1,267,684)

Net loss per common share, basic and diluted, attributable to common shareholders	$(0.01)	$(0.00)	$(0.05)	$(0.01)

Weighted average shares used in computation, basic and diluted, attributable to common stockholders	107,202,145	107,955,207	107,500,417	103,623,882

*	Sales, net and Cost of sales include excise taxes of $1,229,257 and $1,146,624 for the three months ended December 31, 2010 and 2009, respectively, and $3,522,510 and $3,851,410 for the nine months ended December 31, 2010 and 2009, respectively.